CONFIRMING STATEMENT






I, Mark D. Bradford, hereby

authorize and designate Kathryn E. Burns, Vice President, Director of

Finance of Monroe Bank, to sign Securities and Exchange Commission Form
3,
Form 4 and Form 5 on my behalf.  This authorization shall be in effect until December 31, 2010.



Signed:


/s/ Mark D.

Bradford				12/7/2005
Mark D. Bradford				Date
Director

President,
Chief Executive Officer
Monroe Bank and Monroe
Bancorp